EXHIBIT 5.1


                                               [                   ], 1998

R.H. Donnelley Inc.
R.H. Donnelley Corporation
One Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

               We have acted as special counsel to R.H. Donnelley Inc. (the "Company") and R.H. Donnelley Corporation (the "Parent") , both Delaware companies (the "Companies"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of 9 1/8 % Senior Subordinated Notes due 2008 of the Company (the "Exchange Notes") for any and all of the Company's issued and outstanding 9 1/8% Senior Subordinated Notes due 2008 (the "Old Notes"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

               We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Companies, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Companies and others.

               Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that,
(i) the Company has duly authorized the Exchange Notes, (ii) the Parent has duly authorized the Guarantee of the Exchange Notes (the "Guarantee") as described in the Registration Statement and (iii) when the Guarantee has been duly executed and delivered by the Parent and when the Exchange Notes have been duly executed and delivered by the Company and have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Exchange Notes and the Guarantee will constitute valid and binding obligations of the Company and the Parent, respectively, enforceable in accordance with their respective terms and entitled to the benefits of the Indenture, except (A) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (B) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the Notes" in the Prospectus that is included in the Registration Statement.

               The opinions expressed herein are solely for your benefit and may not be relied upon for any purpose except as specifically provided for herein, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                            Very truly yours,